EXHIBIT 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of [________ __, 20__], by and between the undersigned (the “Subscriber”) and Infuzed Brands Inc., a corporation formed under the laws of the Province of British Columbia (the “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain units (the “Units”) of the Company, each comprised of one common share in the capital of the Company (each, a “Common Share” and collectively, the “Common Shares”), and one-half of one common share purchase warrant, as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, incorporated into the Company’s Form 1-A, filed and qualified with the SEC effective [________ __, 2019] (the “Offering Circular”) of the Company.

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Units.

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Units, at a price of US $0.40 per Unit (the “Purchase”), for the aggregate purchase price (the “Purchase Price”) set forth on the signature page to this Agreement. Each Unit consists of one Common Share and one-half of one common share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of US $0.60 per Warrant Share. The Warrant shall be exercisable immediately and shall expire twenty-four (24) months following the completion of the initial public offering of the Company on the Canadian Securities Exchange or other recognized securities exchange, pursuant to the terms contained in the form of Warrant. For the avoidance of doubt, the completion of the initial public offering of the Company shall be deemed to occur as of the initial date of listing on the Canadian Securities Exchange or other recognized securities exchange.

1.2 The offering of Units is described in the Offering Circular, which is available at http://www.infuzedbrands.com/ (the “Site”), as well as on the EDGAR website of the SEC. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the following terms and consents to receive communications relating to the Units electronically from the Company.

1.3 The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.4 Once the Subscriber makes a funding commitment to purchase Units, such commitment shall be irrevocable until the Units are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

1.5 Upon acceptance of this Subscription by the Company, the Subscriber will become a stockholder of the Company as a holder of the Common Shares (as part of the Subscriber’s Units).

2. Purchase of Units.

2.1 The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company by certified check or wire transfer of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company.

2.2 If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

2.3 If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares, the Warrant Certificate, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Units.

2.4 In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Units will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

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3. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1 The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Annex B, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the U.S. Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex C attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber (i) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex C attached hereto, or (ii) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Units being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire attached hereto as Annex B, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act or as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act.

3.2 The Subscriber, if an entity, is, and shall at all times while it holds Common Shares or Warrants remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.3 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

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3.4 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a)	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b)	The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of Units, Common Shares or Warrants, or the overall Company venture.

3.5 The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.6 The Subscriber understands that the Units being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Units, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Units. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7 The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8 The Subscriber is able to bear the economic risk of an investment in the Units being purchased and, without limiting the generality of the foregoing, is able to hold the Common Shares and any Warrants purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.9 The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Units, as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

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3.10 The Subscriber understands that no state or federal authority in the U.S. or authority outside the U.S. has scrutinized the terms of this Agreement or the Units offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Units, or has recommended or endorsed the Units, and that the Units have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.11 The Subscriber is subscribing for and purchasing the Units without being furnished any offering materials, other than the Offering Circular and this Agreement with the Annexes hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

3.12 The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13 The Subscriber is subscribing for and purchasing the Units as a principal and solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Units, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.14 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

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3.15 The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Units. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

3.16 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisers regarding the tax consequences of investing in the Company.

3.17 If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The Subscriber’s subscription and purchase of and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Subscriber’s jurisdiction and, if requested by the Company, the Subscriber will deliver to the Company a certificate or opinion of local counsel from the Subscriber’s jurisdiction of residence which will confirm the matters referred to in this Section 3.17 to the satisfaction of the Company, acting reasonably.

3.18 The Subscriber acknowledges that the purchase price per Unit to be sold in this offering was set by the Company on the basis of the Company’s internal valuation, and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

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3.19 It is the intent of the Company to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities. Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)	None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) will cause the Company to be in violation of federal anti-money laundering laws or regulations.

(c)	When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or related person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, a subscription by the Subscriber may be refused.

(d)	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, nor any of the Subscriber’s beneficial owners, nor any person for whom the Subscriber is acting as agent or nominee in connection with this subscription, nor, in the case of a Subscriber which is an entity, any related person is:

(i)	a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.

(ii)	a senior foreign political figure, any member of a senior foreign political figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any close associate of a senior foreign political, or a person or entity resident in, or organized or chartered under, the laws of any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

(iii)	a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 of the Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 as warranting special measures due to money laundering concerns.

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(e)	The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3.19 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations.

(g)	The Subscriber acknowledges and agrees that the Company, in complying with anti-money laundering statutes, regulations and goals, may file any information with governmental and law enforcement agencies to identify transactions and activities that the Company or its agents reasonably determines to be suspicious, or as otherwise required by law.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Units pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Units, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Units to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Units held or owned by the Subscriber.

7. Legends. It is understood that the certificates evidencing the Common Shares, Warrants or Warrant Shares may bear any legend required by the Articles of the Company or applicable state or federal securities laws in the U.S., in Canada, or in other laws and regulations of the U.S. or non-U.S. jurisdiction where the Subscriber is resident or domiciled.

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The Subscriber understands, acknowledges and agrees that the certificates representing the Common Shares, Warrants and Warrant Shares, if the Warrant Shares are issued prior to the expiration of the below legend, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DISTRIBUTION DATE, AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.”

8. Consent to Electronic Delivery.

8.1 The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Units or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2 The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any transactions to which such Disclosures relate.

8.3 Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4 In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

8.5 The Subscriber agrees to keep the Company informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to invest@infuzedbrands.com. The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

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8.6 The Subscriber authorizes the Company and any of its agents to disclose the Subscriber’s nonpublic personal information to comply with regulatory and contractual requirements applicable to the Company. Any such disclosure shall, to the fullest extent permitted by law, be permitted notwithstanding any privacy policy or similar restrictions regarding the disclosure of the Subscriber’s nonpublic personal information.

9. Lock Up.

9.1 Agreement. The Subscriber, if requested by the Company and the lead underwriter (the “Lead Underwriter”) of any underwritten or Regulation A+ offering of securities of the Company under the Act, hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the Units, Common Share, Warrants, Warrant Shares or any other securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Share (except Common Share included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of the Company filed under the Act, or such shorter or longer period of time as the Lead Underwriter shall specify. The Subscriber further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Share subject to the lock-up period until the end of such period. The Company and the Subscriber acknowledge that each Lead Underwriter of such offering of the Company’s securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

9.2 No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any offering of the Company’s Common Share specified in Section 9.1 until the earlier of (i) the expiration of the lock-up period specified in Section 9.1 in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

10. Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11. Miscellaneous Provisions.

11.1 This Agreement and all related agreements between the parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute to or arising out of this Agreement. Notwithstanding the foregoing or anything to the contrary, the Subscriber and Company agree that no provisions under the federal laws and regulations, including the Act and the Securities Exchange Act of 1934, as amended, of the United States, respective to jurisdiction, venue, and/or forum, shall be waived.

11.2 All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or that the Subscriber submitted to the Company). The Subscriber shall send all notices or other communications required to be given hereunder via e-mail to invest@infuzedbrands.com (with a copy to be sent concurrently via prepaid certified mail to: Infuzed Brands Inc., Suite 1000, 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2, Attention: Faizaan Lalani. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of California are legally closed for business.

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11.3 This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

11.4 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

11.5 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

11.6 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.7 In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

11.8 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber.

11.9 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.10 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

11.11 The Subscriber and the Company agree that they each will execute or cause to be executed and delivered all such further and other documents and assurances and do and cause to be done all such further acts and things as may be necessary or desirable to carry out this Agreement according to its true intent, and to secure the approval of any applicable regulatory authorities hereto. Any further or other documents or assurances delivered by the Subscriber to the Company in connection herewith is deemed to form a part of this Agreement.

11.12 The parties acknowledge that there are no third party beneficiaries of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that the Subscriber has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Name of the Subscriber

Description of Entity (if applicable)

Signature of the Subscriber

Name of Person Signing on behalf of the Subscriber

Title (if applicable)

Address of the Subscriber:

Telephone: ________________________________

E-mail: ___________________________________

U.S. Taxpayer Identification Number (if applicable)

Number of Units Purchased: __________________

Purchase Price per Unit: US$_______

Aggregate Purchase Price: US$______

[Signature Page to Subscription Agreement]

AGREED AND ACCEPTED BY:

INFUZED BRANDS INC.

By:
Name:
Title:

[Counterpart Signature Page to Subscription Agreement]

ANNEX A

FORM OF WARRANT

[Attached]

ANNEX B

INVESTOR QUESTIONNAIRE

[Attached]

ANNEX C

DEFINITION OF “ACCREDITED INVESTOR”

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.